UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     On May 19, 2009, MGM MIRAGE, a Delaware corporation (the “Company”), sold, through a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), $650 million in principal amount of its 10.375% Senior Secured Notes due May 2014 (the “2014 Notes”) and $850 million in principal amount of its 11.125% Senior Secured Notes due November 2017 (the “2017 Notes” and collectively with the “2014 Notes,” the “Notes”). The Notes are guaranteed on a senior basis by substantially all of the Company’s wholly owned U.S. subsidiaries (the “Guarantors”). In addition, the Notes and the corresponding guarantees are secured by: (i) a first priority lien on the Bellagio Hotel and Casino (“Bellagio”), the real property on which Bellagio is located and all existing and future personal property of Bellagio, LLC, a Nevada limited liability (“Bellagio LLC”), (other than cash, deposit accounts, gaming and liquor licenses and other assets and properties in which the grant of security is restricted by law or contract) (collectively, the “Bellagio Collateral”); (ii) a first priority lien on The Mirage Hotel and Casino (“Mirage”), the real property on which Mirage is located and all existing and future personal property of The Mirage Casino-Hotel, a Nevada corporation (“TMCH”), (other than cash, deposit accounts, gaming and liquor licenses and other assets and properties in which the grant of security is restricted by law or contract) (collectively, the “Mirage Collateral” and together with the Bellagio Collateral, the “Asset Collateral”); and (iii) upon receipt of the necessary gaming approvals, a first priority pledge of the equity interests in (a) Bellagio LLC and (b) TMCH (together, the “Equity Collateral”). The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933 and subsequently resold by such investors to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company plans to use the net proceeds of this offering (approximately $1,420.1 million after giving effect to discounts, commissions and offering expenses), together with the net proceeds from a concurrent offering of common stock (approximately $1,106.5 million after giving effect to discounts, commissions and offering expenses and taking into account the underwriters exercise of the over-allotment option) to: (i) repay a portion of the outstanding amount under the Company’s senior credit facility, including a permanent prepayment of approximately $825.5 million from the net proceeds of the Notes; (ii) redeem all of the 7.25% senior debentures due 2017 of Mirage Resorts, Incorporated, a Nevada corporation (“MRI”), a wholly owned subsidiary of the Company; (iii) purchase all of the Company’s 6.0% senior notes due 2009 and the 6.5% senior notes due 2009 of Mandalay Resort Group tendered in the pending tender offer; and (iv) for general corporate purposes.
     In connection with the closing of the Private Placement, (i) the Company and the Guarantors entered into an indenture, dated May 19, 2009, with U.S. Bank National Association (“U.S. Bank”), as the trustee (the “Indenture”), (ii) Bellagio LLC and TMCH entered into a security agreement, dated May 19, 2009, with U.S. Bank, as the collateral agent (the “Security Agreement”), and (iii) the Company and MRI entered into a pledge agreement, dated May 19, 2009, with U.S. Bank, as the collateral agent (the “Pledge Agreement”).
     Under the Indenture, the Company issued the (i) 2014 Notes bearing an interest rate of 10.375% and maturing on May 15, 2014, and (ii) 2017 Notes bearing an interest rate of 11.125% and maturing on November 15, 2017 to certain initial purchasers of such Notes. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2009. Pursuant to the Indenture, the Notes are guaranteed on a senior basis by the Guarantors. Furthermore, the Indenture contains covenants that will limit the Company’s and the Guarantors’ ability to (i) pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock and preferred stock, (iii) incur liens on assets (subject to, under certain circumstances, regulatory approval), (iv) merge or consolidate with another company or sell all or substantially all assets, (v) enter into transactions with affiliates, (vi) allow to exist certain restrictions on ability of Guarantors to transfer assets, and (vii) enter into sale and lease-back transactions. In addition, pursuant to the Indenture, if the Company experiences certain change of control or, under certain circumstances, if the Company or a Guarantor sells assets or experiences an event of loss with respect to the Asset Collateral, the Company will be required to offer to repurchase all or a portion, as applicable, of the outstanding Notes. The 2014 Notes will be redeemable at the option of the Company at any time prior to the maturity date at 100% of their principal amount plus any accrued interest and a “make-whole” premium set forth in the Indenture. The 2017 Notes will be redeemable at the option of the Company at any time prior to May 15, 2013 at 100% of their principal amount plus any accrued interest and a “make-whole” premium set forth in the Indenture. The 2017 Notes may be redeemed after May 15, 2013 until May 14, 2014 at a price of 105.563% of their principal amount plus any accrued interest. From May 15, 2014 until May 14, 2015 the 2017 Notes may be redeemed at a price of 102.781% of their principal amount plus any accrued interest. Thereafter, the 2017 Notes may be redeemed at a price of 100% of their principal amount plus any accrued interest.
     Pursuant to the Security Agreement, Bellagio LLC and TMCH granted a security interest on the Asset Collateral to the collateral agent to secure the obligations by Bellagio LLC and TMCH under their guarantees of the Notes. Pursuant to the Pledge Agreement, the Company and MRI agreed to pledge, upon receipt of the necessary gaming approvals, the Equity Collateral to secure the obligations of the Company under the Notes and the obligations of MRI under its guarantee of the Notes. The Security Agreement and the Pledge Agreement contain customary representations and warranties.
     The holders of the Company’s 13% Senior Secured Notes due 2013 have an equal and ratable lien in the Asset Collateral and will have an equal and ratable lien on the Equity Collateral upon receipt of necessary gaming approvals.
     U.S. Bank also serves as the trustee under various other indentures governing the terms and conditions of certain of the Company’s outstanding debt securities.
     The description set forth above is qualified by the Indenture, the Security Agreement, and the Pledge Agreement filed herewith as exhibits and incorporated herein by reference. This notice does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
     On May 18, 2009, Mirage Resorts, Incorporated (“MRI”), a wholly owned subsidiary of the Company, provided notice to Wells Fargo Bank, N.A. (the “Trustee”) of MRI’s election to redeem all of the outstanding 7.25% Debentures due 2017 (the “MRI Debentures”). The redemption date will be June 18, 2009.
     Pursuant to the Indenture dated as of August 17, 1997, as supplemented by a Supplemental Indenture dated as of August 17, 1997 and a Second Supplemental Indenture dated as of October 10, 2000, between MRI and the Trustee (as successor in interest to First Security Bank, National Association) (the “Indenture”), under which the MRI Debentures were issued, MRI will pay an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date at a rate based on U.S. Treasury securities and described in the Indenture.
     As of May 18, 2009 the principal amount of outstanding Debentures was $100 million. The Company estimates that, based on current rates of U.S. Treasury securities, MRI will be required to pay approximately $129.5 million on the redemption date of the Debentures.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
4.1	Indenture, dated May 19, 2009, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.

4.2	Security Agreement, dated May 19, 2009, among Bellagio, LLC, The Mirage Casino-Hotel and U.S. Bank National Association.

4.3	Pledge Agreement, dated May 19, 2009, between Mirage Resorts, Incorporated and U.S. Bank National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: May 22, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

4.1	Indenture, dated May 19, 2009, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.

4.2	Security Agreement, dated May 19, 2009, among Bellagio, LLC, The Mirage Casino-Hotel and U.S. Bank National Association.

4.3	Pledge Agreement, dated May 19, 2009, between Mirage Resorts, Incorporated and U.S. Bank National Association.